As filed with the Securities and Exchange Commission on January 6, 2006
                             SEC File No. 333-112240

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2
                                       ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             BSD MEDICAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                 75-1590407
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                              2188 West 2200 South
                           Salt Lake City, Utah 84119
                                 (801) 972-5555
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Hyrum A. Mead, President
                             BSD Medical Corporation
                              2188 West 2200 South
                           Salt Lake City, Utah 84119
                                 (801) 972-5555
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              Nolan S. Taylor, Esq.
                              DORSEY & WHITNEY LLP
                        170 South Main Street, Suite 900
                         Salt Lake City, Utah 84101-1655
                            Telephone: (801) 933-7360
                            Facsimile: (801) 933-7373

--------------------------------------------------------------------------------


Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

================================================================================

                          RECENT EVENTS: DEREGISTRATION

         The Registrant registered 2,047,580 shares of its common stock, par value $0.001 per share (the "Common Stock"), under the Registration Statement filed with the Securities and Exchange Commission on January 27, 2004 and subsequently amended on May 18, 2004, July 7, 2004, July 22, 2004, July 23, 2004 and June 14, 2005 (Registration No. 333-112240) (the "Registration Statement"). Pursuant to a Securities Purchase Agreement dated November 28, 2003 and amended on December 10, 2003, entered into among the Registrant and the purchasers signatory thereto (filed as Exhibit 4.2 to the Registration Statement), the Registrant's obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby removes the Common Stock from registration.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on January 6, 2006.

                                               BSD MEDICAL CORPORATION


                                               By:    /s/ HYRUM A. MEAD
                                               ------------------------
                                                      Hyrum A. Mead
                                                      President

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                            Title                                      Date


*  ---------------                Chairman of the Board, Senior Vice             January 6, 2006
    Paul F. Turner                President and Chief Technology Officer


*   --------------                President (principal executive                 January 6, 2006
    Hyrum A. Mead                 officer) and Director


*   --------------                Controller (principal financial and            January 6, 2006
    Dennis Bradley                accounting officer)


*   --------------------          Director                                       January 6, 2006
    Gerhard W. Sennewald


*   -------------                 Director                                       January 6, 2006
    Michael Nobel


*   ---------------               Director                                       January 6, 2006
    J. Gordon Short


*By:  /s/ HYRUM A MEAD
      ----------------
       Hyrum A. Mead
       Attorney-in-Fact